CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus included in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2025, each included in Post-Effective Amendment No. 269 to the Registration Statement (Form N-1A), File No. 033-70742 of Lincoln Variable Insurance Products Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Proxy Statement/Prospectus and Statement of Additional information included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated February 26, 2025, with respect to the financial statements and financial highlights of LVIP Western Asset Core Bond Fund and LVIP Franklin Templeton Core Bond Fund (formerly LVIP Macquarie Bond Fund) (two of the series constituting the Lincoln Variable Insurance Products Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

September 16, 2025